UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2017

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20-22 Bedford Row London, United Kingdom WC1R 4JS	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  +44 203 318 9709

Clarendon House - 2 Church Street

Hamilton HM 11

Bermuda

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David T. Hung, M.D. as Principal Executive Officer

On April 7, 2017, the Board of Directors (the “Board”) of Axovant Sciences Ltd. (the “Company”) appointed David T. Hung, M.D. as its Principal Executive Officer, effective as of that date.  Dr. Hung is the Chief Executive Officer of the Company’s wholly owned U.S. subsidiary, Axovant Sciences, Inc.  On April 7, 2017, Dr. Hung was also appointed to the Board to serve as a Class II Director with a term expiring at the 2017 Annual General Meeting of Shareholders.  There is no family relationship between Dr. Hung and any of the Company’s directors or other executive officers.  It is the intention of the Company that Dr. Hung will serve as a member of the Board at all times that he is employed by the Company, and to that extent, the Company has procured from its current controlling shareholder a commitment to vote all of its voting interests in the Company in favor of Dr. Hung’s appointment to the Board, at each time as Dr. Hung’s Board service is being voted on by the Company’s voting interest holders. During the term of his employment, Dr. Hung may also provide consulting services to the Company’s affiliates, including Roivant Sciences, Inc., on such terms as may be mutually agreed between Dr. Hung and such affiliates.

Dr. Hung, age 59, was a co-founder of Medivation, Inc., a biopharmaceutical company, and served as its President and Chief Executive Officer and as a member of its board of directors, from December 2004 until its acquisition by Pfizer Inc. in September 2016. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc., a privately held medical device company, as Chief Scientific Officer and then as President and Chief Executive Officer. Dr. Hung served as a consultant to Cytyc Corporation from 2001 until 2002 to assist with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Dr. Hung served as a member of the board of directors of Opexa Therapeutics, Inc., a biopharmaceutical company, from May 2006 to October 2011. Dr. Hung received an M.D. from the University of California, San Francisco, School of Medicine, and an A.B. in Biology from Harvard College.

Pursuant to Dr. Hung’s employment agreement with Axovant Sciences, Inc., he will receive an annual base salary of $550,000.  He will also be eligible to receive an annual discretionary cash bonus, with a target amount equal to at least 60% of his then-current annual base salary, subject to his achievement of individual performance criteria to be determined by the Board or the Compensation Committee, as well as overall company performance criteria. In addition, Dr. Hung will purchase at least $10 million of the Company’s securities in or concurrent with the Company’s next financing event, and the Company will take all reasonable efforts to make such opportunity available to Dr. Hung, subject to and in compliance with all laws, rules and regulations applicable to the Company and any such financing event. Dr. Hung is also entitled to $115,000 for expenses incurred in connection with his relocation.

On April 7, 2017, the Compensation Committee approved the grant to Dr. Hung of two options, each to purchase 2,000,000 common shares (or an aggregate of 4,000,000 common shares) of the Company at an exercise price equal to $15.13, the closing price of the Company’s common shares on the New York Stock Exchange on that date.  Each option is fully exercisable upon the grant date, subject to a repurchase right in favor of the Company which lapses as the option vests.  One of the options to purchase 2,000,000 common shares vests over a period of five years, with 20% of the common shares underlying the option vesting on April 7, 2018 and the remainder vesting in 16 equal quarterly installments thereafter.  The other option to purchase 2,000,000 common shares (the “Second Option”) vests over a period of five years, with 20% of the common shares underlying the option vesting on April 7, 2018 and the remainder vesting in 16 equal quarterly installments thereafter, but only if the 30-consecutive day volume-weighted average closing price of the Company’s common shares equals or exceeds $100 per share at any point during the 10-year term of the option.  If, however, by December 31, 2017 the Company’s MINDSET Phase 3 trial (i) has not demonstrated statistical significance with respect to primary outcome measures required for approval of intepirdine by the U.S. Food and Drug Administration (“FDA”), or (ii) has demonstrated any safety factors that have a reasonable likelihood of impeding FDA approval then, on and following the date of such determination, the $100 per share price in the previous sentence will be reduced to $15 per share. Pursuant to the terms of his employment agreement, Dr. Hung is also entitled to receive an option to purchase 2,000,000 common shares (the “Third Option”) on the earlier of December 29, 2017 or his termination without cause or resignation for good reason (as those terms are defined in his employment agreement), at an exercise price equal to the closing price of the Company’s common shares on the New York Stock Exchange on that date.  The Third Option will be fully exercisable upon the grant date and will vest over a period of five years measured from April 7, 2017, with 20% of the common shares underlying the option vesting on April 7, 2018 and the remainder vesting in 16 equal quarterly installments thereafter, but only if the 30-consecutive day volume-weighted average closing price of the Company’s common shares equals or exceeds 150% of the Third Option’s exercise price per share at any point during the 10-year term of the option.  Dr. Hung will also be eligible to receive annual discretionary option grants in accordance with the Company’s benchmarking policies.  If a change in control of the Company occurs, then 100% of any unvested common shares underlying Dr. Hung’s outstanding options will vest in full upon the consummation of the change in control.  Pursuant to the terms of his employment agreement, Dr. Hung has agreed not to sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any common shares or other securities of the Company, until April 7, 2019.

Dr. Hung’s employment is “at will” and may be terminated at any time, with or without cause.  Under his employment agreement, in the event that Dr. Hung is terminated without cause or resigns for good reason, then the Company will be obligated to pay Dr. Hung an amount equal to two times the sum of his then-current annual base salary and annual bonus target opportunity. This amount will be payable in pro rata installments in the Company’s ordinary payroll cycle unless such termination or resignation occurs within 24 months following a change in control, in which case, such amount will be payable in one lump sum within 60 days of such termination or resignation.  In addition, he will also be eligible to receive reimbursements for continued medical coverage for 18 months after any such termination or resignation.  If Dr. Hung is terminated or resigns due to death or disability, then the Company will be obligated to pay Dr. Hung (or his estate) an amount equal to his annual bonus target opportunity for the year in which such termination or resignation occurs, pro-rated to the date of such termination or resignation.  Further, in the event that Dr. Hung is terminated without cause or resigns for good reason, then 100% of any unvested common shares underlying his outstanding options will vest in full upon such termination or resignation, provided that, if any such option is subject to performance-based vesting conditions or other criteria that are not based solely on time, then the time-based conditions will be deemed satisfied as of the date of such termination or resignation, and the options otherwise will remain outstanding and eligible to vest upon achievement of the applicable performance-based requirements, regardless of the fact that Dr. Hung is no longer employed by Axovant Sciences, Inc., following the termination and until (i) with respect to the Second Option, (x) if the vesting price threshold is $100, then the lesser of seven years from the termination date or the remaining term of such option, and (y) if the vesting price threshold is $15, then the remaining term of the option, and (ii) with respect to the Third Option, the lesser of seven years from the termination date or the remaining term of the option. If Dr. Hung is subjected to excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code, he will receive an additional payment so that he will be put in the same economic position as if such excise tax had not applied.

The Company expects to enter into its standard indemnification agreement for executive officers with Dr. Hung, the form of which was previously filed by the Company as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333- 204073), filed with the Securities and Exchange Commission on May 22, 2015 (the “Registration Statement”).

The foregoing summary of the terms and conditions of Dr. Hung’s employment is not intended to be complete and is qualified in its entirety by reference to the full text of the employment agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Marion McCourt as Principal Operating Officer

On April 7, 2017, the Board appointed Marion McCourt as the Company’s Principal Operating Officer, effective as of that date.  Ms. McCourt is the President and Chief Operating Officer of Axovant Sciences, Inc.  There is no arrangement or understanding between Ms. McCourt and any other person pursuant to which she was appointed as an officer of the Company, and there is no family relationship between Ms. McCourt and any of the Company’s directors or other executive officers.

Ms. McCourt, age 57, previously served as chief operating officer of Medivation, Inc. from February 2016 until its acquisition by Pfizer Inc. in September 2016. Previously Ms. McCourt worked at Amgen Inc., a biotechnology company, where she most recently served as a Vice President in U.S. Commercial Operations from February 2014 to January 2016. From May 2013 to January 2014, Ms. McCourt served as Vice President and General Manager at Amgen where she was responsible for the bone health and primary care business unit. From 2012 to 2013, she was Chief Operating Officer for AstraZeneca US. Her responsibilities included oversight and direct report of all U.S. commercial functions, including medical affairs, business development, finance, human resources, legal, operations, payer-government and sales and marketing. During her 12-year tenure at AstraZeneca, Ms. McCourt was President and Chief Executive Officer of AstraZeneca Canada Inc. from 2011 to 2012 and also held the following roles at AstraZeneca Pharmaceuticals LP: Vice President US Business Development, Strategy & Launch; Vice President of Business Units; and Vice President Managed Markets, Government & Policy. She is currently a member of the boards of CytomX Therapeutics, Inc. and SCYNEXIS, Inc.  Ms. McCourt’s non-profit board memberships include Girls on the Run International and MicroClinic2020. Ms. McCourt holds a Bachelor of Science degree in Biology from Lafayette College.

Pursuant to Ms. McCourt’s employment agreement with Axovant Sciences, Inc., she will receive an annual base salary of $403,000.  She will also be eligible to receive an annual discretionary cash bonus, with a target amount equal to 50% of her then-current annual base salary, subject to her achievement of individual performance criteria to be determined by the Board or the Compensation Committee, as well as overall company performance criteria. Ms. McCourt is also entitled to $115,000 for expenses incurred in connection with her relocation.

On April 7, 2017, the Compensation Committee approved the grant to Ms. McCourt of an option to purchase 465,000 common shares of the Company at an exercise price equal to $15.13, the closing price of the Company’s common shares on the New York Stock Exchange on that date.  The option will vest over a period of four years, with one-quarter of the common shares underlying the option vesting on April 7, 2018 and the remainder vesting in 12 equal quarterly installments thereafter.  Ms. McCourt will also be eligible to receive additional periodic or annual discretionary option grants based on her performance as well as business conditions at the Company.  If a change in control of the Company occurs during Ms. McCourt’s employment, then 100% of any unvested common shares underlying her outstanding options will vest in full upon the consummation of the change in control.

Ms. McCourt’s employment is “at will” and may be terminated at any time, with or without cause.  Under her employment agreement, in the event that Ms. McCourt is terminated without cause or resigns for good reason (as those terms are defined in her employment agreement), then 100% of any unvested common shares underlying her initial option grant described above will vest in full upon such termination or resignation and the Company will be obligated to pay Ms. McCourt an amount equal to 1.5 times the sum of her then-current annual base salary and annual bonus target opportunity.  This amount will be payable in pro rata installments in the Company’s ordinary payroll cycle unless such termination or resignation occurs within 24 months following a change in control, in which case, such amount will be payable in one lump sum within 60 days of such termination or resignation.  In addition, she will also be eligible to receive reimbursements for continued medical coverage for 18 months after any such termination or resignation. If Ms. McCourt is subjected to excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code, she will either have her payments cut back so that the excise tax does not apply, or she will receive the full payments and benefits and be subject to the excise tax, whichever puts her in a better after-tax position.

The Company expects to enter into its standard indemnification agreement for executive officers with Ms. McCourt, the form of which was previously filed by the Company as Exhibit 10.4 to the Registration Statement.

The foregoing summary of the terms and conditions of Ms. McCourt’s employment is not intended to be complete and is qualified in its entirety by reference to the full text of the employment agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Kathryn E. Falberg and W. Anthony Vernon as Directors of the Company

On April 7, 2017, Kathryn E. Falberg and W. Anthony Vernon were appointed to the Board, each to serve as a Class I Director with a term expiring at the 2019 Annual General Meeting of Shareholders.  The Board appointed Ms. Falberg to serve as a member of the Audit Committee and the Board appointed Mr. Vernon to serve as a member of the Audit Committee and the Compensation Committee.  There is no arrangement or understanding between either Ms. Falberg or Mr. Vernon and any other person pursuant to which such individual was selected as a director, and there is no family relationship between either Ms. Falberg or Mr. Vernon and any of the Company’s other directors or executive officers.

Ms. Falberg, age 56, previously served as Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc, a multi-national specialty biopharmaceutical company, from March 2012 to March 2014 after serving as Senior Vice President and Chief Financial Officer since December 2009. Her responsibilities at Jazz Pharmaceuticals included strategy, corporate development, corporate communications and information technology. From 2001 through 2009, Ms. Falberg served as a corporate director and audit committee chair for several companies. From 1995 to 2001, Ms. Falberg was with Amgen Inc., a biotechnology company, where she served as Senior Vice President, Finance and Strategy and Chief Financial Officer and prior to that as Vice President Chief Accounting Officer, and Vice President, Treasurer. Ms. Falberg also serves as a member of the board of directors for the public biopharmaceutical companies Aimmune Therapeutics, Inc., aTyr Pharma, Inc. and BioMarin Pharmaceutical Inc. and The Trade Desk, Inc., a publicly held technology company. Ms. Falberg also served on the board of directors of Medivation, Inc. from 2013 to 2016 and Halozyme Therapeutics, Inc. from 2007 to 2016. Ms. Falberg received an M.B.A. in Finance and B.A., in Economics from the University of California, Los Angeles and is a certified public accountant (inactive).

Mr. Vernon, age 61, served as senior advisor to Kraft Foods Group, Inc. from January 2015 through May 2015, and Chief Executive Officer for Kraft Foods Group, Inc. from October 2012 to December 2014. Mr. Vernon previously served as Executive Vice President and President at Kraft Foods of North America from 2009 to October 2012. From 2006 to 2009, Mr. Vernon was the Healthcare Industry Partner at Ripplewood Holdings, Inc., a private equity firm. Mr. Vernon previously led a number of Johnson & Johnson’s largest franchises during a 23-year career at Johnson & Johnson, a public company engaged in the research and development, manufacture and sale of products in the healthcare field. From 2004 until 2005, Mr. Vernon was employed as Company Group Chairman of Depuy Inc., an orthopedics company, which is a subsidiary of Johnson & Johnson. From 2001 until 2004, Mr. Vernon served as President and Chief Executive Officer of Centocor, Inc., a biomedicines company, which is a division of Johnson & Johnson. He has also served as President of McNeil Consumer Products and Nutritionals, Worldwide President of The Johnson & Johnson-Merck Joint Venture and as a member of Johnson & Johnson’s Group Operating Committees for Consumer Healthcare and Nutritionals, Biopharmaceuticals, and Medical Devices and Diagnostics. Mr. Vernon serves as a member of the board of directors of NovoCure Ltd., a medical device company, Intersect ENT, Inc., a medical device company, and The WhiteWave Foods Company, a consumer packaged food and beverage company, and formerly served as a director of Medivation, Inc. and Kraft Foods Group, Inc. Mr. Vernon received a B.A. from Lawrence University and an M.B.A. from the Northwestern University Kellogg Graduate School of Management.

In accordance with the Company’s non-employee director compensation policy, each of Ms. Falberg and Mr. Vernon will receive an annual cash retainer of $40,000 for his or her service as a director.  Each of Ms. Falberg and Mr. Vernon will receive an additional cash retainer of $9,000 for such individual’s service as a member of the Audit Committee and Mr. Vernon will receive an additional cash retainer of $6,000 for his service as a member of the Compensation Committee.  In addition, each of Ms. Falberg and Mr. Vernon will receive an initial option grant to purchase 70,000 common shares of the Company.  In accordance with the Company’s option grant policy, these grants will be made on May 15, 2017 and will have an exercise price equal to the closing price of the Company’s common shares on the New York Stock Exchange on that date. Each of these options will vest over a period of three years, with one-third of the shares underlying the option vesting on each of the first, second and third anniversaries of the grant date.

The Company expects to enter into its standard indemnification agreement for directors with each of Ms. Falberg and Mr. Vernon, the form of which was previously filed by the Company as Exhibit 10.4 to the Registration Statement.

Resignation of Vivek Ramaswamy as Principal Executive Officer

As of April 7, 2017, in connection with the appointment of David T. Hung, M.D. as Principal Executive Officer of the Company and Chief Executive Officer of Axovant Sciences, Inc., Vivek Ramaswamy resigned as the Principal Executive Officer of the Company and Chief Executive Officer of Axovant Sciences, Inc.  Mr. Ramaswamy will continue to serve as member of the Board.

Resignation of Marianne L. Romeo as a Director of the Company

On April 7, 2017, Marianne L. Romeo resigned from the Board, effective as of that date.  Ms. Romeo will continue to serve as Head, Global Transactions & Risk Management of the Company.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated April 7, 2017, between David T. Hung, M.D. and Axovant Sciences, Inc.

10.2	Employment Agreement, dated April 7, 2017, between Marion McCourt and Axovant Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: April 10, 2017	By:	/s/ Gregory Weinhoff
Name: Gregory Weinhoff
Title: Principal Financial Officer